Exhibit 10(Q)

                                    SUBLEASE

     THIS SUBLEASE is dated as of the   day of          , 1997, between REVLON
CONSUMER PRODUCTS CORPORATION a Delaware corporation ("Sublessor"), having an office at 625 Madison Avenue, New York, New York 10022, and THE COSMETIC CENTER, INC., a Delaware corporation ("Sublessee"), having an office at ______________.
                        .

                                  WITNESSETH:

     WHEREAS, pursuant to a lease ("Main Lease"), dated as of March   , 1989,
between General Motors Corporation ("GM"), as landlord, and Revlon, Inc., as tenant, Sublessor has leased certain premises located on (i) the 49th floor and defined in the Main Lease as the "49 Floor Premises" and (ii) the concourse level and defined in the Main Lease as the "Concourse Premises" in the building (the "Building") located at 767 Fifth Avenue, New York, New York;

     WHEREAS, Longstreet Associates, L.P. ("Landlord") is the successor-in-interest to GM under the Lease; and

     WHEREAS, Sublessor is the successor-in-interest to Revlon, Inc. under the Lease; and

     WHEREAS, Sublessee is a subsidiary of Sublessor which is "controlled by or under common control with" Sublessor within the meaning of Section 8.03 of the Lease; and

     WHEREAS, Sublessee desires to sublease from Sublessor and Sublessor is willing to sublease to Sublessee the Concourse Premises (the "Premises"), on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

     1. Sublessor hereby leases to Sublessee and Sublessee hereby takes and hires from Sublessor the Premises, for a term ("Term") commencing on the date hereof ("Commencement Date") and ending at noon on December 30, 2004 ("Expiration Date"), unless such Term shall be sooner terminated as provided herein.

     2. A. The rent reserved under this Sublease for the Term hereby created shall be and consist of:

          (i) Fixed rent ("Fixed Rent"), consisting of (a) base rent ("Base
     Rent") at the rate of           per annum (in equal monthly installments of
               ) for the period commencing on the Commencement Date and
     continuing through and including          ,          and          per annum
     (in equal monthly installments of           ) for the period commencing on
                 , and continuing through and including the Expiration Date, and
     (b) charges for electric current at the rate of           per annum (in
     equal monthly installments of           ); which Fixed Rent shall be
     payable in equal monthly installments commencing on the Commencement Date and thereafter payable at least five (5) Business Days (as defined in Paragraph 2B hereof) prior to the first day of each month during the Term, except that the first installment of Fixed Rent due hereunder and the first installment of Additional Sublease Rent due in accordance with Paragraphs 2A (ii) (a) and (b) shall be payable by Sublessee upon the execution of this Sublease; and

          (ii) Additional rent ("Additional Sublease Rent") as follows:

             (a) seven percent (7%) of any and all increases in "Taxes" (as defined in Section 4.01(c) of the Main Lease) above the Base Year Taxes, which for purposes of this Sublease shall mean Taxes payable for the New York City real estate tax year commencing July 1, 1996, and ending June 30, 1997;

             (b) seven percent (7%) of any and all increases in the "Wage Rate" (as defined in Section 5.01(d) of the Main Lease) above the "Base Rate", which for purposes of this Sublease shall mean the Wage Rate in effect for the twelve month period commencing January 1, 1997;

             (c) seven percent (7%) of any and all increases in "Building Energy Costs" (as defined in Section 5.01(c) of the Main Lease) above the "Base Building Energy Costs", which for purposes of this Sublease shall mean Building Energy Costs incurred during the twelve month period commencing January 1, 1997;

             (d) seven percent (7%) of any and all costs, expenses, charges, payments or adjustments under the Main Lease as shall be allocable to the premises demised under the Main Lease generally other than the fixed annual rental specified therein and the matters set forth in clauses
        (a), (b), (c) and (e) of this Paragraph 2A(ii); and

             (e) one hundred percent (100%) of any and all costs, expenses, charges, payments or adjustments under the Main Lease which are attributable solely to the Premises other than the fixed annual rental specified therein and the matters set forth in clauses (a), (b), (c), and (d) of this Paragraph 2A(ii).

Sublessee shall only be obligated hereunder to pay to Sublessor such portion of any such Additional Sublease Rent as shall be allocable to the period commencing on the Commencement Date and ending on the Expiration Date. Additional Sublease Rent shall be payable to Sublessor within five (5) days after billing by Sublessor therefor, without any deduction, offset, abatement, defense and/or counterclaim whatsoever.

     B. "Rent" shall mean Fixed Rent and Additional Sublease Rent payable hereunder, collectively. "Business Days" shall mean all days other than days on which banks in the City of New York are required or permitted to close in accordance with federal or state laws. "Losses" means all losses, costs, liabilities, claims, damages, penalties, fines and expenses (including, without limitation, attorneys' fees and expenses).

     C. If the Commencement Date shall not occur on the first day of a calendar month, or the Expiration Date shall not occur on the last day of a calendar month, Rent for the month in which the Commencement Date or Expiration Date occurs, as the case may be, shall be prorated on a per diem basis.

     D. In the event that any sums payable by Sublessor under the Main Lease are adjusted by Landlord at the end of a year or other period, then either (i) Sublessee shall pay to Sublessor, within five (5) Business Days after billing therefor, Sublessee's allocable portion of any deficiencies payable to Landlord by reason of such adjustment, which obligation of Sublessee shall survive the termination of this Sublease, or (ii) Sublessor shall credit against the next payments of Additional Sublease Rent coming due hereunder Sublessee's allocable portion of any refund or credit received by Sublessor from Landlord by reason of such adjustment, except that if no further payments of Additional Sublease Rent shall be due hereunder, then Sublessor shall refund such amount to Sublessee promptly upon receipt of the same from Landlord. Statements rendered by Landlord or Sublessor shall be conclusive and binding upon Sublessee for the purpose of determining amounts payable by Sublessee under this Sublease.

     E. Fixed Rent and, except as otherwise specifically provided in this Sublease, Additional Sublease Rent shall be paid by Sublessee to Sublessor, without notice or demand therefor, in lawful money of the United States of America, by check drawn on a bank that is a member of the New York Clearing House Association, at the address of Sublessor set forth herein or at such other address as may be designated by Sublessor from time to time. Sublessor shall have the same rights and remedies in the event of default or non-payment of Additional Sublease Rent as are available to Sublessor in connection with a default or non-payment of Fixed Rent. If any amount payable by Sublessee or repayable to Sublessee as provided for herein shall be determined after termination of this Sublease, such amount shall nevertheless be payable by Sublessee or repayable to Sublessee, as the case may be, in the same manner as if this Sublease had not terminated.

     F. If any installment of Rent is not paid on or before the date on which it is due, Sublessee shall also pay to Sublessor on demand, as Additional Sublease Rent, interest thereon, from the original due date until paid, at an annual rate of the lesser of (i) two percent (2%) plus the "prime" or "base" interest rate announced by Citibank, N.A., New York, New York (or any successor thereto) from time to time or (ii) the maximum rate permitted by law.

     3. Sublessee is thoroughly acquainted with the condition of the Premises and agrees to accept the Premises on the Commencement Date AS-IS and with all defects, and agrees that Sublessor is not required to perform any work or furnish materials of any kind, nature or description to the Premises either prior to the Commencement Date or at any other time during the Term of this Sublease. Sublessee is the successor by merger to Prestige Fragrance and Cosmetics, Inc. ("PFC"), which has been in possession of the Premises since the "Commencement Date" of the Main Lease. No alterations, installations, renovations or other items of work are necessary to prepare the Premises for Sublessee's occupancy.

     4. Sublessee shall observe and perform, for the benefit of Sublessor and Landlord, all of the terms, covenants, conditions, and obligations contained in the Main Lease to be performed and observed on the part of Sublessor, as the tenant thereunder, during the Term of this Sublease with respect to the Premises, other than (i) the covenants of Sublessor to pay Landlord the fixed annual rental reserved under the Main Lease, and (ii) the covenants of Sublessor to pay to Landlord additional rent for increases in Taxes, Wage Rates, Building Energy Costs and electricity, Sublessee's obligations with respect to Rent having been separately set forth hereinabove. Sublessee shall refrain from doing or causing to be done, or suffering or permitting any thing or act to be done, which would or might constitute a breach or default under the Main Lease or might cause the Main Lease or the rights of Sublessor, as tenant under the Main Lease, to be canceled, terminated, forfeited, surrendered or materially impaired, or which would or might make Sublessor liable for any Losses, it being expressly agreed that any such breach or violation or default shall constitute a material breach by Sublessee of a material obligation under this Sublease. Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all Losses incurred in connection with or arising out of Sublessee's failure to perform those terms, covenants and conditions of the Main Lease which are or shall be applicable to Sublessee, and all amounts payable on account of such indemnity shall be

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
deemed Additional Sublease Rent and shall be payable upon demand. This Sublease is subject and subordinate in all respects to the Main Lease, and to the matters to which the Main Lease is subject and subordinate, and Sublessor may (but shall not be obligated to) exercise all of the rights, privileges, claims, powers and remedies with respect to the Premises reserved to Landlord under the Main Lease, to the same extent as if fully set forth herein at length, including, without limitation, the rights (x) arising out of any default in the payment of money or otherwise, (y) to give, refuse to give or receive any consent, notice, waiver or approval, and (z) to exercise any election or option (including, without limitation, election of remedies). This Sublease is also subject to any amendments to the Main Lease or supplemental agreements hereafter made between Landlord and Sublessor, provided that any such amendments and/or supplemental agreements do not increase the monetary obligations of Sublessee under this Sublease or otherwise materially and adversely affect Sublessee or its use of the Premises.

     5. The Premises shall be occupied and used by Sublessee only in accordance with Article 2 of the Main Lease as specifically incorporated herein and for no other purpose or manner of use. The continued use of the Premises as heretofore operated by PFC shall be deemed to constitute compliance with such provision for all purposes of this Sublease. Sublessee agrees to provide the employees of Sublessor and its affiliates (hereinafter defined) with the same discounts on sale and other preferential treatment with which Sublessee provides its own employees from time to time. Sublessee shall be entitled to demand presentation of a valid and current employer identification card or equivalent evidence of employment before granting such discount or other preferential treatment. Such preferential treament may include, but not be limited to, special pricing or discounts on items sold. For purposes of this Paragraph 5 and Paragraph 26 hereof, an "affiliate" shall mean any entity controlling, controlled by, or under common control with Sublessor. "Control" shall have the meaning given to such term in the Main Lease.

     6. A. Except as otherwise provided either in this Paragraph 6 or elsewhere in this Sublease, this Sublease shall specifically incorporate all of the terms, covenants, conditions and provisions of the Main Lease (the incorporated terms, covenants, conditions and provisions being hereinafter collectively referred to as the "Incorporated Articles"). Sublessor shall have all the rights, but none of the obligations, of Landlord under the Incorporated Articles. Sublessee shall be entitled, during the term of this Sublease (i) to receive all services, utilities, repairs and facilities to be provided by Landlord under the Main Lease, subject to and in accordance with the provisions of the Main Lease relating to the furnishing of such services, utilities, repairs and facilities, and (ii) to have all the rights and benefits afforded to Sublessor by the Main Lease, except as otherwise provided in this Sublease and except that the following provisions of the Main Lease shall be deemed to be inapplicable, as between Sublessor and Sublessee (but shall continue in full force and effect with respect to the relationship between Landlord and Sublessor), with respect to this Sublease: Article 1 (except that the definition of "Building", "49th Floor Premises" and "Concourse Premises" are specifically incorporated herein); the first sentence of Section 2.01; Article 3; Section 4.01(d); Section 4.04; the third sentence of Section 4.05; Section 5.01(f); Section 5.03(b); Section 6.04; Article 7; Article 8 (other than Section 8.02 which is specifically incorporated herein by reference); Section 12.05; Section 14.02; the first sentence of Section 17.02 ; Lines 7- 40 on page 41; Section 21.03; Section 21.08; Section 31.01; Section 36.02; Article 40; Section 41.02 and any other provision contained in the Main Lease relating expressly and solely to the 49th Floor Premises.

     B. Anything contained herein to the contrary notwithstanding, the specific inclusion of any article of the Main Lease shall not require Sublessee to make double payments of any charges or escalations thereunder. Any reference to "demised Premises" or "Premises" in the Incorporated Articles shall be deemed a reference to the Premises herein. If there shall be any inconsistency between the Incorporated Articles and the express provisions of this Sublease, such provisions of this Sublease shall govern. Notwithstanding the foregoing, any reference to the Main Lease without reference to the Incorporated Articles or to any specific provisions of the Main Lease shall mean all terms covenants, conditions and provisions of the Main Lease.

     C. Sublessor shall have no responsibility or liability of any nature whatsoever to Sublessee as a consequence of any default of or by Landlord under the Main Lease or for Landlord's failure or delay in furnishing to Sublessee or the Premises any services of any kind whatsoever which Landlord is required to furnish to Sublessor or to the Premises. In furtherance (and without limitation) of the foregoing, Sublessee agrees that Sublessor shall have no obligation to furnish heat, air conditioning, electricity, cleaning service, and/or any other building services of any kind whatsoever, and that Sublessor shall not be obligated to make any repairs or restorations of any kind whatsoever in the Premises, Building or building facilities.

     D. If Landlord shall default in any of its obligations to Sublessor with respect to the Premises, Sublessee shall be entitled to participate with Sublessor in the enforcement of Sublessor's rights against Landlord (and in any recovery or relief obtained), but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Landlord. Any action or proceeding so instituted by Sublessor shall be at the expense of Sublessee. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord, Sublessee shall have the right to take such action in its own name and, for that purpose and only to

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
such extent, the rights of Sublessor to enforce the obligations of Landlord under the Main Lease with respect to the Premises are hereby conferred upon and are conditionally assigned to Sublessee and Sublessee hereby is subrogated to such rights (including, without limitation, the benefit of any recovery or relief); provided, however, that (i) Sublessee shall only have such rights if Sublessee shall not be in default under this Sublease and (ii) Sublessor shall have the right to require Sublessee to discontinue such action if, in the reasonable opinion of Sublessor, such action may cause a cancellation, forfeiture, termination or material impairment of the rights of Sublessor under the Main Lease. Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all Losses incurred in connection with or arising out of the taking of any such action by Sublessee.

     7. A. All alterations, decorations, installations, additions, fixtures, equipment and improvements in and to the Premises made by either Sublessor or Sublessee (collectively, the "Leasehold Improvements"), except for movable furniture, counters, shelving and equipment installed at Sublessee's expense (collectively, "Sublessee's Property"), shall be and remain part of the Premises and shall not be removed by Sublessee. Sublessee's Property shall be and remain the property of Sublessee, may be removed by it at any time during the term of this Sublease, and shall be removed by Sublessee at the termination of this Sublease, whereupon Sublessee shall repair any damage caused by such removal. Notwithstanding anything to the contrary contained herein, if Sublessee has made any Alterations (as defined in Paragraph 7B hereof) to the Premises (irrespective of whether Sublessor has consented to such Alterations) and if Sublessor shall be required by Landlord pursuant to the terms of the Main Lease to (i) remove all or any part of the Leasehold Improvements at the termination of this Sublease and (ii) repair any damage occasioned to the Premises or the Building by reason of such removal, Sublessor shall have the right to require Sublessee to so remove such Leasehold Improvements and so repair the Premises. Any of Sublessee's Property which shall remain in the Premises following the termination of this Sublease and the vacation of the Premises by Sublessee may, at the option of Sublessor, be deemed to have been abandoned and either may be retained by Sublessor as its property or be removed and disposed of, without accountability and at Sublessee's expense, in such manner as Sublessor may see fit, with any damage to the Premises or the Building caused by such removal to be repaired at Sublessee's expense. As a courtesy Sublessor shall use reasonable efforts to notify Sublessee prior to such removal, but shall have no liability to Sublessee for failure to so notify.

     B. Sublessee shall make no alterations, decorations, installations, additions or improvements (collectively, "Alterations") in the Premises without the prior written consent of Sublessor, which consent Sublessor shall not unreasonably withhold provided that Landlord has consented thereto and that Sublessee complies with all applicable provisions of the Main Lease and this Sublease. Any Alterations so consented to shall be performed by Sublessee, at its sole cost and expense, in accordance with the applicable provisions of this Sublease and the Main Lease.

     8. Supplementing Sections 10.04 and 10.05 of the Main Lease, Sublessee shall, at its sole cost and expense, obtain and maintain in full force and effect during the Term, (i) a policy of fire and extended coverage insurance insuring the Leasehold Improvements, Sublessee's Property and other personal property in the Premises against loss of damage by fire or other casualty, in an amount equal to the full replacement value thereof, and (ii) a policy of comprehensive/commercial general public liability and property damage insurance with broad form contractual liability endorsement, insuring against loss of life, bodily injury and/or property damage with respect to the Premises and the business operated by Sublessee in the Premises, with limits of liability of not less than $3,000,000 for combined single limit, bodily injury and property damage liability or such greater amount as may be required by Landlord or Sublessor from time to time. All insurance required to be carried by Sublessee hereunder shall be effected under valid and enforceable policies issued by reputable solvent insurers with a rating by A.M. Best of not less than "A"-X, licensed and admitted to do business in the State of New York, and shall otherwise conform to the applicable provisions of the Main Lease and shall name Landlord, Sublessor (and any other parties required to be named under the Main Lease) as additional insureds. Evidence of such insurance, in form acceptable to Sublessor, shall be delivered to Sublessor prior to the Commencement Date.

     9. Sublessee hereby assumes all risk of loss or physical damage to its property occurring as a result of fire or other casualty or theft, and Sublessee hereby releases and waives all right of recovery for loss or damage to property resulting from fire or other casualty or theft against Sublessor or anyone claiming through or under Sublessor by way of subrogation or otherwise.

     10. Neither Sublessor nor any agent, representative or employee of Sublessor has made any representations, agreements or promises with respect to the Building or the Premises or the use thereof, other than those expressly set forth in this Sublease, and no rights are to be deemed acquired by Sublessee, by implication or otherwise, except those expressly granted herein. This Sublease contains the entire agreement between Sublessor and Sublessee with respect to the Premises, and all prior negotiations and agreements are merged in this Sublease. Any agreement made between Sublessor and Sublessee shall

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be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment or surrender of this Sublease, in whole or in part, unless such agreement is in writing and signed by both parties and consented to by Landlord if such consent is required by the Main Lease.

     11. In the event that Sublessee shall default in the performance of any monetary obligations under this Sublease and the same is not cured within three
(3) Business Days after written notice thereof from Sublessor, or in the event that Sublessee shall default in the performance of any non-monetary obligations under this Sublease or any of the terms, covenants and conditions on the tenant's part to be performed under the Main Lease and the same is not cured within the earlier to occur of (a) twenty (20) days after receipt of written notice thereof from Sublessor or (b) the expiration of one-half (1/2) the grace or cure period afforded Sublessor under the Main Lease (if such non-monetary default under this Sublease is a violation of a provision of the Main Lease that has been incorporated by reference into this Sublease), then Sublessor shall have the same rights and remedies with respect to such default as are given to Landlord under the Main Lease with respect to defaults by the tenant under the Main Lease, all with the same force and effect as though the provisions of the Main Lease with respect to defaults and the rights and remedies of Landlord thereunder in the event thereof were set forth at length herein. If Sublessee shall default in the performance of any of Sublessee's obligations under this Sublease or under the provisions of the Main Lease, and such default shall continue beyond any grace period provided for in this Sublease, Sublessor, without thereby waiving such default, may, at Sublessor's option, perform the same for the account and at the expense of Sublessee. If Sublessor makes any expenditures or incurs any obligations for the payment of money, including, without limitation, attorney's fees and/or other professional fees and/or expenses, in instituting, prosecuting or defending any action or proceeding, by reason of any default of Sublessee under this Sublease, such sums paid or obligations incurred, with interest thereon at an annual rate equal to the lesser of (i) two percent (2%) plus the "prime" or "base" interest rate announced by Citibank, N.A., New York, New York (or any successor thereto) from time to time or (ii) the maximum rate permitted by law, shall be deemed to be Additional Sublease Rent and shall be paid by Sublessee to Sublessor on demand.

     12. Neither Sublessor nor its shareholders, partners, officers, directors, agents, representatives or employees, contractors, or licensees shall be liable to Sublessee, its agents, representatives, employees, contractors or licensees, and Sublessee shall indemnify, defend and hold harmless Sublessor, its shareholders, partners, officers, directors, agents, representatives and employees and Landlord (collectively, the "Indemnified Parties," and each individually an "Indemnified Party") from and against any and all Losses incurred in connection with or arising from any injury to Sublessee or to any other person or for any damage to the Premises or for any damage to, or loss (by theft or otherwise) of, any of Sublessee's Property and/or of the property of any other person, irrespective of the cause of such injury, damage or loss other than Sublessor's gross negligence or willful misconduct. Sublessee shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses incurred in connection with or arising from (a) any default by Sublessee in the observance or performance of any of the terms, covenants or conditions of this Sublease and/or the Main Lease on Sublessee's part to be observed or performed, or (b) the use or occupancy or manner of use or occupancy of the Premises by Sublessee or any person claiming by, through or under Sublessee, or (c) the condition of the Premises, or (d) any acts, omissions, carelessness, negligence or reckless or willful misconduct of Sublessee or any such person, or the contractors, agents, representatives, employees, servants, visitors or licensees of Sublessee or any such person, in or about the Premises or the Building either prior to, during, or after the expiration of the Term of this Sublease. If any action or proceeding shall be brought against any Indemnified Party hereunder by reason of any such claim, Sublessee, upon notice from Sublessor or such other Indemnified Party, agrees to resist or defend such action or proceeding and to employ counsel therefor reasonably satisfactory to Sublessor. Sublessee shall pay to Sublessor or the applicable Indemnified Party on demand all sums which may be owing to Sublessor or such other Indemnified Party hereunder by reason of the provisions of this Paragraph 12. Sublessee's obligations under this Paragraph 12 shall survive the termination of this Sublease. All amounts payable to Sublessor or Landlord under this Paragraph 12 shall constitute "Rent" under this Sublease.

     13. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation (unless provided to the contrary in such statute or regulation), must or may be given by the parties hereto, may also be given on behalf of such party by its counsel and shall be effective only if in writing and given or made by personal delivery on Business Days between the hours of 9:00 a.m. and 5:00 p.m. or by mailing the same by registered or certified mail, postage prepaid, return receipt requested, or by reliable overnight courier (such as Federal Express) with all charges prepaid and delivery receipted for, addressed as follows: if to Sublessee, at its address as set forth on page 1 hereof, and in each instance, with a copy to:
                              Attention:                               , and, if
to Sublessor, at its address set forth on page 1 hereof, marked "Sublease Notice", Attention: Vice President for Real Estate. Either party, however, may designate a new or other address or person to which such notice, demand or communication shall thereafter be

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given, made or mailed. Any notices, demands or communications given hereunder shall be deemed delivered on the date of such personal delivery or on the third
(3rd) Business Day after such mailing.

     14. In the event that Sublessee shall require overtime heating, ventilating or air conditioning, or cleaning in excess of that normally provided by Landlord, or any other service for which Landlord may impose a separate charge, Sublessee shall notify Landlord directly and shall request Landlord to bill Sublessee directly for any charges therefor. If Landlord fails to respond to Sublessee, Sublessor shall, at Sublessee's cost, make such request to Landlord on Sublessee's behalf. If such charges shall be billed by Landlord to Sublessor, Sublessee shall reimburse Sublessor for the full amount of the charges made by Landlord for providing such services, such reimbursement to be paid on demand. All amounts to be so reimbursed to Sublessor shall constitute "Rent" under this Sublease.

     15. Sublessee acknowledges that it has received and reviewed a copy of the Main Lease.

     16. Sublessee hereby waives the right to interpose a counterclaim in any summary proceeding instituted to remove Sublessee from the Premises or in any action instituted for unpaid Rent under this Sublease, except any counterclaim which would be waived if not so brought.

     17. Neither this Sublease nor the term and estate hereby granted nor any interest in the Premises shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Sublessee, by operation of law or otherwise, and neither the Premises, nor any part hereof, shall be sublet or used or occupied, or utilized for desk space or for mailing privileges, by any one other than Sublessee without the prior written consent of Sublessor in each instance, provided that the provisions of the Main Lease with respect to a proposed subletting shall be complied with and subject to the rights of Landlord with respect thereto, and further provided that the provisions of Sections 8.05, 8.06 and 8.07 of the Main Lease shall be applicable to such subletting as between Sublessor and Sublessee so that Sublessor shall have the same rights given to Landlord thereunder with respect to such subletting (including, without limitation, the right to collect from Sublessee, as Additional Rent, all of any rents, additional charges or other consideration payable to Sublessee by its sublessee which is in excess of the proportionate share of Fixed Rent and Additional Rent payable in accordance with this Sublease accruing during the term of such sublease in respect of the subleased portion of the Premises pursuant to and in accordance with the terms of Section 8.07 of the Main Lease).

     18. Sublessee shall pay directly to the City of New York all occupancy and rent taxes which may be payable by Sublessee with respect to Rent and shall pay directly to the appropriate taxing authority any and all other taxes the payment of which shall be imposed directly on the occupant of the Premises.

     19. In the event of and upon the termination or cancellation of the Main Lease pursuant to the terms and provisions thereof, this Sublease shall automatically cease and terminate.

     20. Sublessor and Sublessee represent and warrant each to the other that the party making such representation has not (a) dealt with any broker, finder or similar person who could be entitled to a commission, fee or other compensation in connection with the consummation of this Sublease, or (b) held any conversations or prior negotiations with any broker, finder or similar person concerning the renting of the Premises to Sublessee which would entitle such broker, finder or person to receive a commission, fee or other compensation in connection with this Sublease. Each party shall indemnify, defend and hold the other harmless from and against any and all claims for a commission, fee or other compensation arising from a breach of the foregoing warranty. The provisions of this Paragraph 20 shall survive the termination of this Sublease.

     21. Reference in this Sublease to "termination" of this Sublease includes expiration or earlier termination of the term hereof or cancellation of this Sublease pursuant to any of the provisions of this Sublease or pursuant to law. Upon the termination of this Sublease, the term and estate granted by this Sublease shall end at noon on the date of termination as if such time and date were the time and date of expiration of the Term hereof, and neither party shall have any further obligation or liability to the other after such termination, except (i) as shall be expressly provided for in this Sublease, and (ii) for such obligations as by their nature or under the circumstances can only be, or by the provisions of this Sublease, may be, performed after such termination and, in any event, unless otherwise expressly provided in this Sublease any liability for a payment which shall have accrued to or with respect to any period ending at the time of such termination shall survive the termination of this Sublease.

     22. Each right and remedy of Sublessor provided for in this Sublease shall be cumulative and shall be in addition to every other right and remedy provided for in this Sublease or now or hereafter existing at law or in equity or by statute or otherwise.

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
     23. The terms, covenants and conditions contained in this Sublease shall bind and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns, except that no violation of the provisions of Paragraph 17 hereof shall operate to vest any rights in any successor or assignee of Sublessee. It is understood and agreed that the obligations of Sublessor under this Sublease shall not be binding upon Sublessor with respect to any period subsequent to the transfer of its interest in the Main Lease, and that in the event of such transfer said obligations shall be binding upon the transferee of Sublessor's interest as tenant under the Main Lease, but only with respect to the period commencing on the date of such transfer and ending on the date of a subsequent transfer thereof.

     24. If any term, covenant, condition or provision of this Sublease, or the application thereof to any circumstance or to any person, firm or corporation, shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Sublease, or the application thereof to any circumstances or to any person, firm or corporation, other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby, and each remaining term, covenant, condition and provision of this Sublease shall be valid and shall be enforceable to the fullest extent permitted by law.

     25. This Sublease shall not be binding on Sublessor or Sublessee until it has been executed by both parties and a copy thereof delivered to each party.

     26. If any transaction or event shall occur which would result in Sublessee no longer being controlled by, under common control with or in control of Sublessor, as such terms are defined in Section 8.03 of the Main Lease, then this Sublease shall become expressly conditioned on the receipt of the written consent of Landlord ("Landlord's Consent") to this Sublease. In the event Landlord's Consent is not received within thirty (30) days following the occurrence of such transaction or event then the Term of this Sublease shall automatically expire on the 31st day. Upon the redelivery of possession of the Premises to Sublessor and the return of any payments theretofore made by Sublessee in respect of Fixed Rent or Sublease Additional Rent, neither party shall have any further rights or obligations under this Sublease. With respect to this Sublease, Sublessee shall cooperate in good faith with Sublessor in obtaining Landlord's Consent and shall comply with any reasonable request made of Sublessee by Sublessor or Landlord in connection with the procurement of Landlord's Consent. With respect to this Sublease, Sublessor shall not be obligated to make any payment, relinquish any right or increase its obligations under the Main Lease in order to obtain Landlord's Consent.

     27. During the Term of this Sublease, Sublessor shall promptly give to Sublessee copies of any and all notices, including notices of default, of any kind or nature given to or received from Landlord with respect to the Premises or this Sublease.

     28. Sublessor hereby represents and warrants to Sublessee as follows:

          (a) The Main Lease is in full force and effect and Sublessor has received no notice from Landlord that a default presently exists under the Main Lease;

          (b) The copy of the Main Lease attached hereto is a true and complete copy of the Main Lease and all amendments thereto; and

          (c) The current term of the Main Lease expires on December 31, 2004.

     29. Sublessor agrees that, during the Term of this Sublease, Sublessor shall not voluntarily cause the termination of the Main Lease, or take any action which would cause the Main Lease to be canceled, terminated, forfeited or surrendered.

     30. If at anytime during the Term of this Sublease, Sublessor terminates
its Purchase and Supply Agreement, dated          , 199 , with Sublessee and
does not agree to continue to supply products for resale at the Premises, Sublessee shall have the right at any time thereafter to terminate this Sublease upon ninety (90) days' prior written notice to Sublessor.

     31. Either party shall, without charge, at any time hereafter, within twenty (20) Business Days after receipt of written request from the other, certify by written instrument, duly executed and acknowledged, to any ground lessee, mortgagee or purchaser, or assignee or sublessee of Sublessee permitted under the provisions of this Sublease, the following: (a) whether this Sublease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) the existence of any default under this Sublease as to which such party is aware on the part of the nonexecuting party, and, if so, a description of such default; (c) the Commencement Date and the Expiration Date of this Sublease; (d) Any other factual matters specifically concerning this Sublease as may reasonably be so requested. Any such certificate may be relied upon by the addressee thereof and shall be binding upon the certifying party as against such addressee.

     32. In the event either party hereto brings or commences legal proceedings to enforce any of the terms of this Sublease, the successful party in such action shall then be entitled to receive and shall receive from the other of said parties, in every

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
such action commenced, a reasonable sum as attorneys' fees and costs, to be fixed by the court in the same action, provided that such sum shall be based solely on reimbursement for payment by the other party calculated at standard hourly rates and not upon any recovery or award constituting a percentage or "contingency" fee.

     33. To the extent permitted under the Main Lease, Sublessee may insure for the amount of any insurance required to be carried under this Sublease by Sublessee, under a blanket policy or policies, covering other liabilities of Sublessee and its subsidiaries, controlling or affiliated corporation.

     34. To the fullest extent permitted by the Main Lease, Sublessor hereby waives, releases and relinquishes any and all liens upon and rights of distraint, levy, attachment or recourse to (whether arising by virtue of statute, common law or otherwise) the trade fixtures, furnishings, signs, equipment, machinery, cash registers, point of sale terminals, inventory and personal property in the Premises. Although the foregoing waiver, release and relinquishment shall be self-operative without the necessity for any further instrument or document, Sublessor hereby agrees to furnish, at Sublessee's sole cost and expense, to Sublessee or any lessor, lender, vendor or other supplier under any lease, conditional sale, chattel mortgage or other security arrangement, any consignor, any holder of reserved title or any holder of a security interest, upon written request from time to time, waivers of Sublessor's liens upon and right to distraint, levy, attachment or recourse with respect thereto and exempting the same from distraint, levy, attachment or recourse.

     35. This Sublease shall be governed and construed in accordance with the laws of the State of New York.

     36. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing it to be drafted, both parties having been represented by counsel and both having contributed to the final drafting of this Sublease.

     IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

                                         SUBLESSOR:

                                         REVLON CONSUMER PRODUCTS CORPORATION

                                         ---------------------------------------
                                         By:
                                         Title:

                                         SUBLESSEE:

                                         THE COSMETIC CENTER, INC.

                                         ---------------------------------------
                                         By:
                                         Title:

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